UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2006

TORREYPINES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25571	86-0883978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11085 North Torrey Pines Road, Suite 300,
La Jolla, CA 92037	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 623-5665

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

TorreyPines Therapeutics, Inc., a Delaware corporation (“TorreyPines”) hereby amends its Current Report on Form 8-K (the “Original Form 8-K”) that was filed with the Securities and Exchange Commission on October 10, 2006 to clarify and supplement information that was disclosed in Item 4.01 at the time of filing the Original Form 8-K.

Background

On October 3, 2006, Axonyx Inc. (“Axonyx”) completed its business combination in the form of a Reverse Merger with TorreyPines Therapeutics, Inc. (“TPTX”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization among Axonyx, Autobahn Acquisition, Inc., a wholly owned subsidiary of Axonyx, and TPTX, dated as of June 7, 2006 pursuant to which TPTX became a wholly owned subsidiary of Axonyx (the “Reverse Merger”). As a result of the Reverse Merger, Axonyx changed its name to TorreyPines and TPTX changed its name to TPTX, Inc. Following the closing of the Reverse Merger, the business conducted by TorreyPines became primarily the business conducted by TPTX immediately prior to the Reverse Merger. Although Axonics was the Registrant and legal acquirer, the acquirer for accounting purposes is TXPX, formerly known as TorreyPines Therapeutics, Inc.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On October 3, 2006, Axonyx completed its Reverse Merger with TPTX, formerly known as TorreyPines Therapeutics, Inc., and changed its name to TorreyPines.   Eisner LLP was the independent registered public accounting firm for Axonyx, the legal acquirer and Registrant, and is continuing as such for TorreyPines.  On June 13, 2000 TPTX engaged Ernst & Young LLP as its independent registered public accounting firm.  Ernst & Young LLP continues to represent TPTX as its independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORREYPINES THERAPEUTICS, INC.

Date: October 19, 2006
	By:	/s/ Craig Johnson
	Name:	Craig Johnson
	Title:	Vice President, Finance and
Chief Financial Officer